Exhibit 99.1

Contacts:	David L. Kerr Senior Vice President — Corporate Development 713.386.1420 dkerr@comsys.com	Amy Bobbitt Senior Vice President & Chief Accounting Officer 480.777.6680 abobbitt@comsys.com
COMSYS IT PARTNERS, INC. REPORTS 2009 FOURTH QUARTER AND FULL YEAR RESULTS
HOUSTON, TX (February 17, 2010) — COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced its financial results for the fourth quarter and year ended January 3, 2010.
Fourth Quarter 2009 Financial Results
•	Revenue was $172.5 million, down 2.0% from $176.0 million during the fourth quarter of 2008, but up sequentially from $157.3 million in the third quarter of this year on three additional billing days.
•	Revenue per billing day, excluding reimbursable expense revenue, increased sequentially by 4.1% from the third quarter of 2009.
•
Net income was $5.9 million, or $0.28 per common share, up from an $82.6 million loss, or $4.03 loss per common share, in the fourth quarter of 2008, and up sequentially from income of $3.0 million, or $0.14 per common share, in the third quarter this year. The fourth quarter of 2008 included a goodwill impairment charge net of tax of $86.0 million.

•	Gross margin was 25.1%, up from 24.6% in the third quarter this year.
•
EBITDA, excluding restructuring costs, was $8.8 million in the fourth quarter, down from $9.2 million in the fourth quarter of 2008, but up sequentially from $6.5 million in the third quarter of 2009. EBITDA, excluding restructuring costs, is a non-GAAP measure defined below.

•	Net debt at the end of the fourth quarter was $38.1 million and excess availability under COMSYS’ revolving credit facility at the end of the fourth quarter was $71.0 million.
2009 Annual Results
•	Revenue for the full year was $649.3 million, down 10.7% from $727.1 million during 2008.
•
Net income was $9.4 million, or $0.45 per common share, compared to a net loss of $65.2 million, or $3.19 per common share, during 2008. Net income for 2008 included goodwill impairment change net of tax of $86.0 million.

•
The 2009 results also included pre-tax restructuring costs of $3.9 million, or $0.19 per share. The 2008 results also included pre-tax restructuring costs of $0.6 million, or $0.03 per share, and a non-cash compensation charge of $3.4 million, or $0.17 per share, related to a prior acquisition.

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CITP Reports 2009 Fourth Quarter and Full Year Results

February 17, 2010
Manpower Exchange Offer for COMSYS
As announced on February 1, 2010, COMSYS and Manpower, Inc. entered into an Agreement and Plan of Merger under which, subject to the terms and conditions thereof, a wholly-owned subsidiary of Manpower, Inc. will offer to acquire all outstanding shares of COMSYS common stock in exchange for cash or Manpower common stock valued at $17.65 per COMSYS share (the “Offer”). Following the completion of the Offer, the Manpower subsidiary will merge with and into the Company (the “Merger”) and COMSYS will become a wholly owned subsidiary of Manpower. It is anticipated that the Offer will be commenced shortly after COMSYS files its Annual Report on Form 10-K in early to mid-March 2010. The Offer is subject to the satisfaction of a number of conditions, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act and the tender of at least a majority of the shares of COMSYS common stock. For more information, please see COMSYS’ Form 8-K filed on February 1, 2010 and other filings made by COMSYS with the Securities and Exchange Commission (the “SEC”). See also “Additional Information” below.
No Conference Call Scheduled
COMSYS will not host a conference call to discuss its quarterly and annual results due to the Manpower, Inc. exchange offer discussed above.
About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT services company with 52 offices across the U.S. and offices in Puerto Rico, Canada and the U.K. COMSYS service offerings include contingent and direct hire placement of IT professionals and a wide range of technical services and solutions addressing requirements across the enterprise. TAPFIN Process Solutions delivers critical management solutions across the resource spectrum from contingent workers to outsourced services.
Additional Information
In connection with the Offer and the Merger, Manpower, Inc. intends to file a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO with the SEC, and COMSYS intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Offer has not yet commenced and such documents are not currently available. When these documents become available, COMSYS stockholders are urged to read them carefully before making any decisions, as they will contain important information about the transaction. This release is for informational purposes only and is not a recommendation, an offer to purchase or a solicitation of an offer to sell COMSYS securities. Investors will be able to obtain free copies of the Form S-4, the Schedule TO and the Schedule 14D-9, as well as other filings containing information about COMSYS and Manpower, without charge, at the SEC’s website (www.sec.gov) once such documents are filed with the SEC. A free copy of the Schedule 14D-9, when it becomes available, may also be obtained from COMSYS website at www.comsys.com and also by making a request to Investor Relations at COMSYS IT Partners, Inc., 4400 Post Oak Parkway, Suite 1800, Houston, Texas 77027.
Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect our plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, including:
•	the risk that the conditions to the Offer and/or the Merger will not be met and that the acquisition of COMSYS by Manpower, Inc. will not be successful;
•	the risk that Manpower’s business and/or COMSYS’ business will be adversely impacted during the pendency of the Offer and the Merger;

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CITP Reports 2009 Fourth Quarter and Full Year Results

February 17, 2010
•	economic declines that affect our business, including our profitability, liquidity or the ability to comply with applicable loan covenants;
•	the financial stability of our lenders and their ability to honor their commitments related to our credit agreements;
•	regulatory changes that impose additional regulations or licensing requirements in such a manner as to increase our costs of doing business or restrict access to qualified technology workers;
•	the risk of increased tax rates;
•	adverse changes in credit and capital markets conditions that may affect our ability to obtain financing or refinancing on favorable terms or that may warrant changes to existing credit terms;
•	the financial stability of our customers and other business partners and their ability to pay their outstanding obligations or provide committed services;
•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;
•	the impact of changes in demand for our services or competitive pressures on our ability to maintain or improve our operating margins, including pricing pressures;
•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;
•	our success in attracting, training, retaining and motivating billable consultants and key officers and employees;
•
our ability to shift a larger percentage of our business mix into IT solutions, project management and business process outsourcing and, if successful, our ability to manage those types of business profitably;

•	weakness or reductions in corporate information technology spending levels;
•	our ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;
•	the entry of new competitors into the U.S. staffing services and consulting markets due to the limited barriers to entry or the expansion of existing competitors in that market;
•	increases in employment-related costs such as healthcare and unemployment taxes;
•	the possibility of our incurring liability for the activities of our billable consultants or for events impacting our billable consultants on our clients’ premises;
•	the risk that we may be subject to claims for indemnification under our customer contracts;
•	the risk that cost cutting or restructuring activities could cause an adverse impact on certain of our operations; and
•	adverse changes to management’s periodic estimates of future cash flows that may affect our assessment of our ability to fully recover our goodwill.
Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to various factors, including the factors listed in this section and the “Risk Factors” section contained in our Annual Report on Form 10-K as filed with the SEC. All forward-looking statements speak only as of the date of this report. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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CITP Reports 2009 Fourth Quarter and Full Year Results

February 17, 2010
COMSYS IT PARTNERS, INC.
OPERATING DATA, SUPPLEMENTAL CASH FLOW INFORMATION AND NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT OPERATING DATA)

	Three Months Ended
	January 3,	September 27,	December 28,
Operating Data:	2010	2009	2008
Billing days	66	63	62
Billable hours	2,297,057	2,071,234	2,232,444
Revenue per billing day, excluding reimbursable expense revenue (in thousands)	$2,559	$2,458	$2,839
Average bill rate	$69.55	$70.08	$72.05
Gross margin	25.1%	24.6%	24.0%
Effective tax rate (excluding 2008 goodwill impairment)	4.2%	5.4%	32.0%
DSO	42	47	43
Average daily net debt balance (in millions)	$51.8	$55.8	$61.2

	Three Months Ended
	January 3,	September 27,	December 28,
Supplemental Cash Flow Information:	2010	2009	2008
Net cash provided by (used for) operating activities	$21,160	$(5,989)	$22,214
Reimbursable expense revenue	$3,671	$2,456	$4,516
Stock-based compensation	$852	$891	$1,037
Capital expenditures	$605	$199	$647

	Three Months Ended			Twelve Months Ended
	January 3,	September 27,	December 28,	January 3,	December 28,
Non-GAAP Financial Measures:	2010	2009	2008	2010	2008
EBITDA, excluding restructuring costs:
GAAP net income	$5,873	$3,018	$(82,551)	$9,406	$(65,188)
Depreciation and amortization	1,856	2,106	2,212	8,086	8,115
Goodwill impairment	—	—	86,800	—	86,800
Restructuring costs	(201)	155	637	3,895	637
Interest expense, net	1,050	1,057	1,351	4,185	5,457
Other expense (income), net	(22)	45	(19)	(149)	(204)
Income tax expense	258	164	807	881	4,654

EBITDA, excluding restructuring costs	$8,814	$6,545	$9,237	$26,304	$40,271

EBITDA, excluding restructuring costs, as a % of GAAP revenue	5.1%	4.2%	5.2%	4.1%	5.5%
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). We believe EBITDA, excluding restructuring costs, to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. However, these measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.

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CITP Reports 2009 Fourth Quarter and Full Year Results

February 17, 2010
COMSYS IT PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Twelve Months Ended
	January 3,	September 27,	December 28,	January 3,	December 28,
	2010	2009	2008	2010	2008
Revenues from services	$172,543	$157,305	$175,998	$649,307	$727,108
Cost of services	129,203	118,677	133,747	490,864	550,189

Gross profit	43,340	38,628	42,251	158,443	176,919

Operating costs and expenses:
Selling, general and administrative	34,526	32,083	33,014	132,139	136,648
Restructuring costs	(201)	155	637	3,895	637
Depreciation and amortization	1,856	2,106	2,212	8,086	8,115
Goodwill impairment	—	—	86,800	—	86,800

	36,181	34,344	122,663	144,120	232,200

Operating income	7,159	4,284	(80,412)	14,323	(55,281)
Interest expense, net	1,050	1,057	1,351	4,185	5,457
Other expense (income), net	(22)	45	(19)	(149)	(204)

Income before income taxes	6,131	3,182	(81,744)	10,287	(60,534)
Income tax expense	258	164	807	881	4,654

Net income (loss)	$5,873	$3,018	$(82,551)	$9,406	$(65,188)

Net income per common share:
Basic	$0.28	$0.14	$(4.03)	$0.45	$(3.19)
Diluted	$0.28	$0.14	$(4.03)	$0.45	$(3.19)

Weighted average shares outstanding:
Basic	19,818	19,815	19,614	19,801	19,599
Diluted	19,818	19,815	19,614	19,801	19,599

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CITP Reports 2009 Fourth Quarter and Full Year Results

February 17, 2010
COMSYS IT PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)

	January 3,	December 28,
	2010	2008
Assets
Current assets:
Cash	$689	$22,695
Accounts receivable, net of allowance of $3,321 and $3,232, respectively	197,537	202,297
Prepaid expenses and other	2,716	3,116
Restricted cash	2,486	2,489

Total current assets	203,428	230,597

Fixed assets, net	12,966	16,596
Goodwill	89,256	89,064
Other intangible assets, net	8,926	11,962
Deferred financing costs, net	2,463	1,175
Restricted cash	308	308
Other assets	1,103	1,478

Total assets	$318,450	$351,180

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$137,357	$156,528
Payroll and related taxes	32,679	25,975
Interest payable	237	337
Other current liabilities	9,002	9,728

Total current liabilities	179,275	192,568

Long-term debt	38,101	69,692
Other noncurrent liabilities	4,705	5,435

Total liabilities	222,081	267,695

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.01; 95,000,000 shares authorized and 21,061,592 shares outstanding; 95,000,000 shares authorized and 20,465,028 shares outstanding, respectively	210	203
Common stock warrants	1,734	1,734
Accumulated other comprehensive loss	(79)	(90)
Additional paid-in capital	230,820	227,360
Accumulated deficit	(136,316)	(145,722)

Total stockholders’ equity	96,369	83,485

Total liabilities and stockholders’ equity	$318,450	$351,180

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